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                      SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 21, 1998

                        HERITAGE FINANCIAL CORPORATION
          __________________________________________________________
            (Exact name of registrant as specified in its charter)


           WASHINGTON                0-29480           91-1857900
  ----------------------------     -----------      -----------------
  (State or other jurisdiction     (Commission         IRS Employer
       of incorporation)           File Number)     Identification No.


                             205 Fifth Avenue S.W.
                                  Olympia, WA                 98501
                  ---------------------------------------   ----------
                  (Address of principal executive offices:  (Zip Code)

     Registrant's telephone number, including  area code:  (360) 943-1500
                                                            --------------
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ITEM 5 - OTHER EVENTS

     On August 17, 1998, Heritage Financial Corporation, Olympia, Washington ("Heritage") entered into an Agreement and Plan of Merger (the "Agreement") with Harbor Bancorp, Inc. ("Harbor") and its wholly-owned subsidiary, The Bank of Gray's Harbor ("Bank"). Under the terms of the Agreement, Heritage and Harbor will merge with Heritage surviving the merger. The Bank will become a separate wholly-owned commercial bank subsidiary of Heritage. The Agreement was approved unanimously by the boards of directors of Heritage, Harbor and the Bank.

     The Agreement provides that each share of outstanding common stock of Harbor is to be converted into $155.00 worth of shares of Heritage common stock based on the average trading price of Heritage common stock for a 45 day period ending 5 days prior to closing. In addition, each outstanding option to acquire a share of Harbor common stock will be converted into shares of Heritage common stock pursuant to a pricing formula described in the Agreement. The number of shares of Heritage common stock to be issued in the merger will vary depending upon the average trading price of Heritage common stock subject to a "collar" price of $13.75 and a "cuff" price of $12.25. Harbor may terminate the Agreement if the average trading price of Heritage common stock falls below $11.25 during the 45 day trading period described above unless Heritage increases the number of shares it will issue in the merger as provided in the Agreement.

     Consummation of the acquisition is subject to several conditions, including, among other things, receipt of applicable regulatory approvals, approvals by shareholders of Heritage and Harbor, and the receipt of fairness opinions. The transaction is expected to be completed by January 1, 1999. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the news release dated August 17, 1998, which are attached hereto as Exhibits 2 and 99, respectively.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements--not applicable.

         (b)  Pro forma financial information--not applicable.

         (c)  Exhibits:

              2   Agreement and Plan of Merger dated August 17, 1998

              99  News Release issued by Heritage, dated August 17, 1998
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated:  August 21, 1998

                                       HERITAGE FINANCIAL CORPORATION


                                       By:  /s/ Donald V. Rhodes
                                          -----------------------------
                                            Donald V. Rhodes
                                            Chairman, President
                                             and Chief Executive Officer